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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 1999-3




Section 7.3 Indenture                               Distribution Date: 2/17/2004

(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest Requirement                     4,717,500.00
            Class B Note Interest Requirement                       279,708.54
            Class C Note Interest Requirement                       127,059.85
                      Total                                       5,124,268.40

       Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Note Interest Requirement                          5.55000
            Class B Note Interest Requirement                          5.79167
            Class C Note Interest Requirement                          1.87917

(iii)  Aggregate Outstanding Principal Balance of the Notes
            Class A Note Principal Balance                         850,000,000
            Class B Note Principal Balance                          48,295,000
            Class C Note Principal Balance                          67,615,000

(iv)   Amount on deposit in Owner Trust Spread Account           38,636,400.00

(v)    Required Owner Trust Spread Account Amount                38,636,400.00



                                          By:
                                                 -----------------------------

                                          Name:  Patricia M. Garvey
                                          Title: Vice President